Exhibit 99.1

Motorola Solutions Reports Fourth-Quarter

and Full-Year 2011 Financial Results

Record Fourth-Quarter and Full-Year Sales and Operating Earnings

•	Fourth-quarter sales of $2.3 billion, up 5 percent from a year ago

•	Fourth-quarter Government sales of $1.5 billion, up 6 percent from a year ago

•	Fourth-quarter Enterprise sales of $753 million, up 3 percent from a year ago

•	Repurchased $366 million of shares in the quarter; $1.1 billion for the full year

•	Contributed an incremental $250 million to the U.S. pension plan in the quarter, with U.S. contributions for the full year totaling $480 million

•	Ended the quarter with total cash* of $5.1 billion

(In millions, except earnings per share)	Fourth Quarter			Full Year
	2011	2010	Change	2011	2010	Change
Total sales	$2,300	$2,185	5%	$8,203	$7,617	8%
GAAP operating earnings	$276	$272	1%	$858	$751	14%
Non-GAAP operating earnings	$444	$346	28%	$1,373	$1,064	29%
GAAP EPS from continuing operations**	$0.54	$0.49	10%	$2.20	$0.72	206%
Non-GAAP*** EPS from continuing operations**	$0.87	$0.64	36%	$2.61	$1.84	42%

Click here for printable press release and financial tables.

SCHAUMBURG, Ill. – Jan. 25, 2012 – Motorola Solutions, Inc. (NYSE: MSI) announced today its fourth-quarter and full-year 2011 results highlighted by fourth-quarter sales of $2.3 billion, up 5 percent from the fourth quarter of 2010 and full-year sales of $8.2 billion, up 8 percent from 2010. The revenue growth reflects solid demand in all regions across both the Government and Enterprise segments.

“Our record fourth quarter capped a very strong and exciting year for our company,” said Greg Brown, chairman and CEO of Motorola Solutions. “We streamlined and strengthened our portfolio, grew operating earnings more than five times revenue growth, expanded operating margins, generated strong cash flow and prioritized return of capital to our shareholders.”

GAAP operating earnings in the fourth quarter of 2011 were $276 million or 12 percent of sales, compared to $272 million or 12 percent of sales in the fourth quarter of 2010. GAAP earnings per share from continuing operations** were $0.54, compared to a GAAP earnings of $0.49 in the fourth quarter of 2010. For the full year 2011, GAAP operating earnings were $858 million or 10 percent of sales, compared to $751 million or 10 percent of sales in 2010. GAAP earnings per share from continuing operations** were $2.20, compared to GAAP earnings of $0.72 in 2010.

Non-GAAP*** operating earnings in the fourth quarter of 2011 were $444 million or 19 percent of sales, compared to $346 million or 16 percent of sales in the fourth quarter of 2010. Non-GAAP earnings per share from continuing operations were $0.87, compared to $0.64 in the fourth quarter of 2010. Non-GAAP financial information excludes after-tax net charges of approximately $0.33 per diluted share related to stock-based compensation expense, intangible assets amortization expense and highlighted items. Details on these Non-GAAP adjustments and the use of Non-GAAP measures are included later in this press release. For the full year 2011, Non-GAAP operating earnings were $1.4 billion or 17 percent of sales, compared to $1.1 billion or 14 percent of sales in 2010. Non-GAAP earnings per share from continuing operations were $2.61, compared to $1.84 in 2010.

During the fourth quarter of 2011, the company generated $44 million in operating cashflow from continuing operations, which included a $250 million incremental contribution to the U.S. pension plan. The company ended the quarter with total cash of $5.1 billion while returning $366 million to shareholders through share repurchases during the quarter.

Government segment sales were $1.5 billion, up 6 percent from the year-ago quarter. GAAP operating earnings were $226 million or 15 percent of sales compared to $181 million or 12 percent of sales in the year-ago quarter. Non-GAAP operating earnings were $307 million or 20 percent of sales compared to $221 million or 15 percent of sales in the year-ago quarter.

For the full year 2011, Government segment sales were $5.4 billion, up 6 percent from 2010. GAAP operating earnings were $616 million or 11 percent of sales compared to $534 million or 11 percent of sales in 2010. Non-GAAP operating earnings were $833 million or 16 percent of sales compared to $637 million or 13 percent of sales in 2010.

Government highlights:

•

Secured multi-million dollar contracts with City of Atlanta; St. Louis County in Missouri; St. Johns, Seminole and Osceola counties in Florida; the state of Tennessee; the Washington State Patrol; the Western Australia Police Service; the Ecuador National Police; and the Mexico Federal Electric Commission

•

Expanded award-winning APX™ mission-critical radio series to include the APX 4000 portable radio for public works, utilities and rural public safety users, making APX the first complete portfolio of Project 25 Phase 2 TDMA two-way portable radios in the industry

•	Continued to demonstrate leadership by completing first commercial release of standards-based LTE technology for public safety and secured an additional LTE contract win in Irving, Texas

Enterprise segment sales were $753 million, up 3 percent from the year-ago quarter, which included a $37 million decline in iDEN sales. GAAP operating earnings were $50 million or 7 percent of sales compared to $91 million or 12 percent of sales in the year-ago quarter. Non-GAAP operating earnings were $137 million or 18 percent of sales compared to $125 million or 17 percent of sales in the year-ago quarter.

For the full year 2011, Enterprise segment sales were $2.8 billion, up 11 percent from 2010. GAAP operating earnings were $242 million or 9 percent of sales compared to $217 million or 8 percent of sales in 2010. Non-GAAP operating earnings were $540 million or 19 percent of sales compared to $427 million or 17 percent of sales in 2010.

Enterprise highlights:

•	Continued growth with demand in retail and transportation & logistics from key customers such as Lord & Taylor, UPS and Poste Italiane

•

Launched the ET1 tablet, the first in an emerging category of enterprise-class tablet computers that brings the familiarity and popularity of a consumer-class user experience to a true enterprise-class device

•	Introduced RhoElements, a state-of-the-art web-based application framework that allows businesses to quickly and cost-effectively develop and deploy web-based applications on mobile computers

Results from Discontinued Operations

The fourth-quarter GAAP profit from discontinued operations was $7 million, which substantially relates to the divestiture of the company’s Point-to-Point (Orthogon) and Point-to-Multipoint (Canopy) wireless broadband networks businesses.

First-Quarter and Full-Year Outlook

Motorola Solutions’ outlook for the first quarter of 2012 is for revenue growth of approximately 4 percent compared with the first quarter of 2011 and earnings per share from continuing operations of $0.50 to $0.55 per share. For the full-year 2012, the company expects revenue growth of approximately 5 percent compared with 2011 and operating earnings of approximately 17 percent of sales. This outlook excludes stock-based compensation expense, intangible assets amortization expense and charges associated with items of the variety typically highlighted by the company in its quarterly earnings releases.

Consolidated GAAP Results

A comparison of results from operations is as follows:

	Fourth Quarter		Full Year
(In millions, except per share amounts)	2011	2010	2011	2010
Net sales	2,300	2,185	8,203	7,617
Gross margin	1,160	1,089	4,146	3,812
Operating earnings	276	272	858	751

Earnings from continuing operations**	177	167	747	244
Net earnings **	184	292	1,158	633

Diluted earnings per common share from continuing operations: **	$0.54	$0.49	$2.20	$0.72

Weighted average diluted common shares outstanding	328.4	341.3	339.7	338.1

Highlighted Items, Stock-Based Compensation Expense and Intangible Assets Amortization Expense

The table below includes highlighted items, stock-based compensation expense and intangible assets amortization expense for the fourth quarter of 2011.

(per diluted common share)	Fourth Quarter 2011
GAAP Earnings per Common Share from Continuing Operations	$0.54

Highlighted Items:
Legal matter	0.08
Reorganization of business charges	0.05
Long-term financing receivable reserve	0.02
Tax expense related to undistributed foreign earnings	0.05
Tax benefit from audit settlements and agreements	(0.05)

Total Highlighted Items	0.15

Stock-based compensation expense	0.09
Intangible assets amortization expense	0.09

Stock-Based Compensation Expense and Intangible Assets Amortization Expense	0.18

Total Non-GAAP Adjustments	0.33

Non-GAAP Earnings per Common Share	$0.87

Conference Call and Webcast

Motorola Solutions will host its quarterly conference call beginning at 7 a.m. U.S. Central Daylight Time (8 a.m. U.S. Eastern Daylight Time) on Wednesday, Jan. 25. The conference call will be webcast live with audio and slides at www.motorolasolutions.com/investor.

Use of Non-GAAP Financial Information

In addition to the GAAP results included in this presentation, Motorola Solutions also has included non-GAAP measurements of results. We have provided these non-GAAP measurements to help investors better understand our core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to our competitors. Among other things, management uses these operating results, excluding the identified items, to evaluate performance of the businesses and to evaluate results relative to certain incentive compensation targets. Management uses operating results excluding these items because it believes this measurement enables it to make better period-to-period evaluations of the financial performance of core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and the company compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurements. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP.

Highlighted items: The company has excluded the effects of highlighted items (and any reversals of highlighted items recorded in prior periods) from its non-GAAP operating expenses and net income measurements because the company believes that these historical items do not reflect expected future operating earnings or expenses and do not contribute to a meaningful evaluation of the company’s current operating performance or comparisons to the company’s past operating performance.

Stock-based compensation expense: The company has excluded stock-based compensation expense from its non-GAAP operating expenses and net income measurements. Although stock-based compensation is a key incentive offered to our employees and the company believes such compensation contributed to the revenue earned during the periods presented and also believes it will contribute to the generation of future period revenues, the company continues to evaluate its performance excluding stock-based compensation expense primarily because it represents a significant non-cash expense. Stock-based compensation expense will recur in future periods.

Intangible assets amortization expense: The company has excluded intangible assets amortization expense from its non-GAAP operating expenses and net income measurements, primarily because it represents a significant non-cash expense and because the company evaluates its performance excluding intangible assets amortization expense. Amortization of intangible assets is consistent in amount and frequency but is significantly affected by the timing and size of the company’s acquisitions. Investors should note that the use of intangible assets contributed to the company’s revenues earned during the periods presented and will contribute to the company’s future period revenues as well. Intangible assets amortization expense will recur in future periods.

Details of the above items and reconciliations of the non-GAAP measurements to the corresponding GAAP measurements can be found at the end of this press release.

Business Risks

This press release contains “forward-looking statements” within the meaning of applicable federal securities law. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates” and similar expressions. We can give no assurance that any future results or events discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. Readers are cautioned that such forward-looking statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. Such forward-looking statements include, but are not limited to, Motorola Solutions’ financial outlook for the first quarter and full year of 2012. Motorola Solutions cautions the reader that the risk factors below, as well as those on pages 12 through 25 in Item 1A of Motorola Solutions, Inc.’s 2010 Annual Report on Form 10-K, on page 46 in Item 1A of Motorola Solutions, Inc.’s First Quarter 2011 Quarterly Report on Form 10-Q, on page 50 in Item 1A of Motorola Solutions, Inc.’s Third Quarter 2011 Quarterly Report on Form 10-Q, and in its other SEC filings available for free on the SEC’s website at www.sec.gov and on Motorola Solutions’ website at www.motorolasolutions.com, could cause Motorola Solutions’ actual results to differ materially from those estimated or predicted in the forward-looking statements. Many of these risks and uncertainties cannot be controlled by Motorola Solutions and factors that may impact forward-looking statements include, but are not limited to: (1) the economic outlook for the government and enterprise communications industries; (2) the level of demand for the company’s products, particularly if businesses and governments defer or cancel purchases in response to tighter credit; (3) the company’s ability to introduce new products and technologies in a timely manner; (4) negative impact on the company’s business from global economic conditions, which may include: (i) potential deferment or cancellation of purchase orders by customers; (ii) the inability of customers to obtain financing for purchases of the company’s products; (iii) increased demand to provide vendor financing to customers; (iv) increased financial pressures on third-party dealers, distributors and retailers; (v) the viability of the company’s suppliers that may no longer have access to necessary financing; (vi) counterparty failures negatively impacting the company’s financial position; (vii) changes in the value of investments held by the company’s pension plan and other defined benefit plans; and (viii) the company’s ability to access the capital markets on acceptable terms and conditions; (5) the company’s ability to purchase sufficient materials, parts and components to meet customer demand, particularly in light of global economic conditions; (6) risks related to dependence on certain key suppliers, subcontractors, third-party distributors and other representatives; (7) the impact on the company’s performance and financial results from strategic acquisitions or divestitures, including those that may occur in the future; (8) risks related to the company’s manufacturing and business operations in foreign countries; (9) the creditworthiness of the company’s customers and distributors, particularly purchasers of large infrastructure systems; (10) exposure under large systems and managed services contracts, including risks related to the fact that certain customers require that the company build, own and operate their systems, often over a multi-year period; (11) the ownership of certain logos, trademarks, trade names and service marks including “MOTOROLA” by Motorola Mobility Holdings, Inc.; (12) variability in income received from licensing the company’s intellectual property to others, as well as expenses incurred when the company licenses intellectual property from others; (13) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation or regulatory or similar proceedings; (14) the impact of foreign currency fluctuations, including the negative impact of a strengthening U.S. dollar on the company when competing for business in foreign markets; (15) the impact of the percentage of cash and cash equivalents held outside of the United States; (16) the ability of the company to pay future dividends due to possible adverse market conditions or adverse impacts on the company’s cash flow; (17) the ability of the company to repurchase shares under its repurchase program due to possible adverse market conditions or adverse impacts on the company’s cash flow; (18) the impact of changes in governmental policies, laws or regulations; (19) the outcome of currently ongoing and future tax matters; and (20) negative consequences from the company’s outsourcing of various activities, including certain manufacturing, information technology and administrative functions. Motorola Solutions undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

Definitions

* Total cash = Cash and cash equivalents + Sigma Fund (current and non-current) and short-term investments

** Amounts attributable to Motorola Solutions, Inc. common stockholders

*** Non-GAAP financial information excludes from GAAP results the effects of stock-based compensation expense, intangible assets amortization expense and highlighted items

About Motorola Solutions

Motorola Solutions is a leading provider of mission-critical communication solutions and services for enterprise and government customers. Through leading-edge innovation and communications technology, it is a global leader that enables its customers to be their best in the moments that matter. Motorola Solutions trades on the New York Stock Exchange under the ticker “MSI.” To learn more, visit www.motorolasolutions.com. For ongoing news, please visit our media center or subscribe to our news feed.

Media Contacts

Nick Sweers

Motorola Solutions

+1 847-576-2462

nicholas.sweers@motorolasolutions.com

Tama McWhinney

Motorola Solutions

+1 847-538-1865

tama.mcwhinney@motorolasolutions.com

Investor Contacts

Shep Dunlap

Motorola Solutions

+1 847-576-6899

shep.dunlap@motorolasolutions.com

Jason Winkler

Motorola Solutions

+1 847-576-4995

jason.winkler@motorolasolutions.com

MOTOROLA, MOTOROLA SOLUTIONS and the Stylized M Logo are trademarks or registered trademarks of Motorola Trademark Holdings, LLC and are used under license. All other trademarks are the property of their respective owners. ©2012 Motorola Solutions, Inc. All rights reserved.

GAAP-1

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In millions, except per share amounts)

	Three Months Ended
	December 31, 2011	December 31, 2010
Net sales from products	$1,689	$1,626
Net sales from services	611	559

Net sales	2,300	2,185
Costs of products sales	774	743
Costs of services sales	366	353

Costs of sales	1,140	1,096

Gross margin	1,160	1,089

Selling, general and administrative expenses	498	515
Research and development expenditures	266	271
Other charges (income)	70	(20)
Intangibles amortization	50	51

Operating earnings	276	272

Other income (expense):
Interest expense, net	(15)	(32)
Gain on sales of investments and businesses, net	2	5
Other	4	3

Total other income (expense)	(9)	(24)

Earnings from continuing operations before income taxes	267	248
Income tax expense	90	69

Earnings from continuing operations	177	179
Earnings from discontinued operations, net of tax	7	125

Net earnings	184	304
Less: Earnings attributable to noncontrolling interests	—	12

Net earnings attributable to Motorola Solutions, Inc.	$184	$292

Amounts attributable to Motorola Solutions, Inc. common shareholders
Earnings from continuing operations, net of tax	$177	$167
Earnings from discontinued operations, net of tax	7	125

Net earnings	$184	$292

Earnings per common share
Basic:
Continuing operations	$0.55	$0.50
Discontinued operations	0.02	0.37

	$0.57	$0.87

Diluted:
Continuing operations	$0.54	$0.49
Discontinued operations	0.02	0.37

	$0.56	$0.86

Weighted average common shares outstanding
Basic	323.1	335.9
Diluted	328.4	341.3

	Percentage of Net Sales*
Net sales from products	73.4%	74.4%
Net sales from services	26.6%	25.6%

Net sales	100%	100%

Costs of products sales	45.8%	45.7%
Costs of services sales	59.9%	63.1%

Costs of sales	49.6%	50.2%

Gross margin	50.4%	49.8%

Selling, general and administrative expenses	21.7%	23.6%
Research and development expenditures	11.6%	12.4%
Other charges	3.0%	-0.9%
Intangibles amortization	2.2%	2.3%

Operating earnings	12.0%	12.4%

Other income (expense):
Interest expense, net	-0.7%	-1.5%
Gain on sales of investments and businesses, net	0.1%	0.2%
Other	0.2%	0.1%

Total other income (expense)	-0.4%	-1.1%

Earnings from continuing operations before income taxes	11.6%	11.4%
Income tax expense	3.9%	3.2%

Earnings from continuing operations	7.7%	8.2%
Earnings from discontinued operations, net of tax	0.3%	5.7%

Net earnings	8.0%	13.9%
Less: Earnings attributable to noncontrolling interests	0.0%	0.5%

Net earnings attributable to Motorola Solutions, Inc.	8.0%	13.4%

*	Percentages may not add up due to rounding

GAAP-2

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In millions, except per share amounts)

	Year Ended
	December 31, 2011	December 31, 2010	December 31, 2009
Net sales from products	$6,068	$5,616	$5,026
Net sales from services	2,135	2,001	1,921

Net sales	8,203	7,617	6,947
Costs of products sales	2,723	2,523	2,221
Costs of services sales	1,334	1,282	1,249

Costs of sales	4,057	3,805	3,470

Gross margin	4,146	3,812	3,477

Selling, general and administrative expenses	1,912	1,874	1,662
Research and development expenditures	1,035	1,037	993
Other charges (income)	141	(53)	37
Intangibles amortization	200	203	218

Operating earnings	858	751	567

Other income (expense):
Interest expense, net	(74)	(129)	(133)
Gain on sales of investments and businesses, net	23	49	108
Other	(69)	(7)	91

Total other income (expense)	(120)	(87)	66

Earnings from continuing operations before income taxes	738	664	633
Income tax expense (benefit)	(3)	403	188

Earnings from continuing operations	741	261	445
Earnings (loss) from discontinued operations, net of tax	411	389	(473)

Net earnings	1,152	650	(28)
Less: Earnings (loss) attributable to noncontrolling interests	(6)	17	23

Net earnings attributable to Motorola Solutions, Inc.	$1,158	$633	$(51)

Amounts attributable to Motorola Solutions, Inc. common shareholders
Earnings from continuing operations, net of tax	$747	$244	$422
Earnings (loss) from discontinued operations, net of tax	411	389	(473)

Net earnings (loss)	$1,158	$633	$(51)

Earnings per common share
Basic:
Continuing operations	$2.24	$0.73	$1.29
Discontinued operations	1.23	1.17	(1.45)

	$3.47	$1.90	$(0.16)

Diluted:
Continuing operations	$2.20	$0.72	$1.28
Discontinued operations	1.21	1.15	(1.43)

	$3.41	$1.87	$(0.15)

Weighted average common shares outstanding
Basic	333.8	333.3	327.9
Diluted	339.7	338.1	329.9

	Percentage of Net Sales*
Net sales from products	74.0%	73.7%	72.3%
Net sales from services	26.0%	26.3%	27.7%

Net sales	100%	100%	100%

Costs of products sales	44.9%	44.9%	44.2%
Costs of services sales	62.5%	64.1%	65.0%

Costs of sales	49.5%	50.0%	49.9%

Gross margin	50.5%	50.0%	50.1%

Selling, general and administrative expenses	23.3%	24.6%	23.9%
Research and development expenditures	12.6%	13.6%	14.3%
Other charges (income)	1.7%	-0.7%	0.5%
Intangibles amortization	2.4%	2.7%	3.1%

Operating earnings	10.5%	9.9%	8.2%

Other income (expense):
Interest expense, net	-0.9%	-1.7%	-1.9%
Gain on sales of investments and businesses, net	0.3%	0.6%	1.6%
Other	-0.8%	-0.1%	1.3%

Total other income (expense)	-1.5%	-1.1%	1.0%

Earnings from continuing operations before income taxes	9.0%	8.7%	9.1%
Income tax expense (benefit)	0.0%	5.3%	2.7%

Earnings from continuing operations	9.0%	3.4%	6.4%
Earnings (loss) from discontinued operations, net of tax	5.0%	5.1%	-6.8%

Net earnings	14.0%	8.5%	-0.4%
Less: Earnings (loss) attributable to noncontrolling interests	-0.1%	0.2%	0.3%

Net earnings attributable to Motorola Solutions, Inc.	14.1%	8.3%	-0.7%

*	Percentages may not add up due to rounding

GAAP-3

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In millions)

	December 31, 2011	December 31, 2010
Assets
Cash and cash equivalents	$1,881	$4,208
Sigma Fund and short-term investments	3,210	4,655
Accounts receivable, net	1,866	1,547
Inventories, net	512	521
Deferred income taxes	613	871
Other current assets	676	748
Current assets held for disposition	10	4,604

Total current assets	8,768	17,154

Property, plant and equipment, net	896	922
Sigma Fund	—	70
Investments	166	172
Deferred income taxes	2,375	1,920
Goodwill	1,428	1,429
Other assets	294	734
Non-current assets held for disposition	2	3,176

Total assets	$13,929	$25,577

Liabilities and Stockholders’ Equity
Notes payable and current portion of long-term debt	$405	$605
Accounts payable	677	731
Accrued liabilities	2,721	2,574
Current liabilities held for disposition	12	4,800

Total current liabilities	3,815	8,710

Long-term debt	1,130	2,098
Other liabilities	3,710	3,045
Non-current liabilities held for disposition	—	737
Total Motorola Solutions, Inc. stockholders’ equity	5,214	10,885

Noncontrolling interests	60	102

Total liabilities and stockholders’ equity	$13,929	$25,577

Total cash*	$5,091	$8,933
Net cash**	3,556	6,230

*	Total cash = Cash and cash equivalents + Sigma Fund (current and non-current) + Short-term investments
**	Net cash = Total cash - Notes payable and current portion of long-term debt - Long-term debt

GAAP-4

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In millions)

	Three Months Ended
	December 31, 2011	December 31, 2010
Operating
Net earnings attributable to Motorola Solutions, Inc.	$184	$292
Earnings attributable to noncontrolling interests	—	12

Net earnings	184	304
Earnings from discontinued operations, net of tax	7	125

Earnings from continuing operations	177	179
Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities:
Depreciation and amortization	93	85
Non-cash other income	(6)	(13)
Share-based compensation expense	45	36
Gain on sales of investments and businesses, net	(1)	(6)
Deferred income taxes	32	(14)
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	(332)	(3)
Inventories	23	(21)
Other current assets	68	5
Accounts payable and accrued liabilities	40	151
Other assets and liabilities	(95)	(66)

Net cash provided by operating activities from continuing operations	44	333

Investing
Acquisitions and investments, net	(5)	(16)
Proceeds from sales of investments and businesses, net	59	26
Capital expenditures	(83)	(81)
Sales of Sigma Fund investments, net	1,283	423

Net cash provided by investing activities from continuing operations	1,254	352

Financing
Repayment of debt	(601)	(527)
Contributions to Motorola Mobility	(150)	—
Issuance of common stock	44	27
Purchase of common stock	(366)	—
Excess tax benefits from share-based compensation	3	—
Payment of dividends	(72)	—
Distributions from (to) discontinued operations	(37)	152

Net cash used for financing activities from continuing operations	(1,179)	(348)

Discontinued Operations
Net cash provided by (used for) operating activities from discontinued operations	(38)	321
Net cash used for investing activities from discontinued operations	—	(183)
Net cash provided by (used for) financing activities from discontinued operations	37	(152)
Effect of exchange rate changes on cash and cash equivalents from discontinued operations	1	14

Net cash provided by (used for) financing activities from discontinued operations	—	—

Effect of exchange rate changes on cash and cash equivalents from continuing operations	(23)	23

Net increase in cash and cash equivalents	96	360
Cash and cash equivalents, beginning of period	1,785	3,848

Cash and cash equivalents, end of period	$1,881	$4,208

Financial Ratios:
Free cash flow*	$(39)	$252

*	Free cash flow = Net cash provided by operating activities - Capital expenditures

GAAP-5

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In millions)

	Year Ended
	December 31, 2011	December 31, 2010	December 31, 2009
Operating
Net earnings (loss) attributable to Motorola Solutions, Inc.	$1,158	$633	$(51)
Earnings (loss) attributable to noncontrolling interests	(6)	17	23

Net earnings (loss)	1,152	650	(28)
Earnings (loss) from discontinued operations, net of tax	411	389	(473)

Earnings from continuing operations	741	261	445
Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities:
Depreciation and amortization	366	342	388
Non-cash other charges (income)	34	(74)	(72)
Share-based compensation expense	168	144	137
Gain on sales of investments and businesses, net	(21)	(49)	(108)
Gain (Loss) from the extinguishment of long-term debt	81	12	(67)
Deferred income taxes	63	384	47
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	(250)	(83)	102
Inventories	(14)	(111)	111
Other current assets	61	(48)	276
Accounts payable and accrued liabilities	(191)	333	(621)
Other assets and liabilities	(190)	(308)	(11)

Net cash provided by operating activities from continuing operations	848	803	627

Investing
Acquisitions and investments, net	(32)	(23)	(17)
Proceeds from sales of investments and businesses, net	1,123	264	357
Capital expenditures	(186)	(192)	(136)
Proceeds from sales of property, plant and equipment	6	27	1
Sales from (purchases of) Sigma Fund investments, net	1,509	453	(922)
Proceeds from sales (purchases of) short-term investments, net	6	(6)	186

Net cash provided by (used for) investing activities from continuing operations	2,426	523	(531)

Financing
Repayment of short-term borrowings, net	—	(5)	(86)
Repayment of debt	(1,219)	(1,011)	(132)
Contributions to Motorola Mobility	(3,425)	—	—
Issuance of common stock	192	179	116
Purchase of common stock	(1,110)	—	—
Excess tax benefits from share-based compensation	42	—	—
Payment of dividends	(72)	—	(114)
Distributions from (to) discontinued operations	64	797	(67)
Other, net	—	—	6

Net cash used for financing activities from continuing operations	(5,528)	(40)	(277)

Discontinued Operations
Net cash provided by operating activities from discontinued operations	26	1,169	2
Net cash used for investing activities from discontinued operations	(8)	(343)	(137)
Net cash provided by (used for) financing activities from discontinued operations	(64)	(797)	67
Effect of exchange rate changes on cash and cash equivalents from discontinued operations	46	(29)	68

Net cash provided by (used for) financing activities from discontinued operations	—	—	—

Effect of exchange rate changes on cash and cash equivalents from continuing operations	(73)	53	(14)

Net increase (decrease) in cash and cash equivalents	(2,327)	1,339	(195)
Cash and cash equivalents, beginning of period	4,208	2,869	3,064

Cash and cash equivalents, end of period	$1,881	$4,208	$2,869

Financial Ratios:
Free cash flow*	$662	$611	$491

*	Free cash flow = Net cash provided by operating activities - Capital expenditures

GAAP-6

Motorola Solutions, Inc. and Subsidiaries

Segment Information

(In millions)

Summarized below are the Company’s Net sales and Operating earnings by reportable segment for the three months and year ended December 31, 2011 and December 31, 2010.

Net Sales

	Three Months Ended
	December 31, 2011	December 31, 2010	% Change
Government	$1,547	$1,454	6%
Enterprise	753	731	3%

Company Total	$2,300	$2,185	5%

	Year Ended
	December 31, 2011	December 31, 2010	% Change
Government	$5,358	$5,049	6%
Enterprise	2,845	2,568	11%

Company Total	$8,203	$7,617	8%

Operating Earnings

	Three Months Ended
	December 31, 2011	December 31, 2010	% Change
Government	$226	$181	25%
Enterprise	50	91	-45%

Company Total	$276	$272	1%

	Year Ended
	December 31, 2011	December 31, 2010	% Change
Government	$616	$534	15%
Enterprise	242	217	12%

Company Total	$858	$751	14%

Non-GAAP-1

Motorola Solutions, Inc. and Subsidiaries

Non-GAAP Adjustments Bridge

(In millions, except per share amounts)

	Three Months Ended December 31, 2011			Three Months Ended December 31, 2010
	GAAP Results	Non-GAAP Adjustments and Discontinued Operations	Non-GAAP Results	GAAP Results	Non-GAAP Adjustments and Discontinued Operations	Non-GAAP Results
Net sales	$2,300	$—	$2,300	$2,185	$—	$2,185
Costs of sales	1,140	9	1,131	1,096	11	1,085

Gross margin	1,160	(9)	1,169	1,089	(11)	1,100

Selling, general and administrative expenses	498	29	469	515	20	495
Research and development expenditures	266	10	256	271	12	259
Other charges	70	70	—	(20)	(20)	—
Intangibles amortization	50	50	—	51	51	—

Operating earnings	276	(168)	444	272	(74)	346

Other income (expense):
Interest expense, net	(15)	—	(15)	(32)	—	(32)
Gain on sales of investments and businesses, net	2	—	2	5	—	5
Other	4	—	4	3	—	3

Total other income (expense)	(9)	—	(9)	(24)	—	(24)

Earnings from continuing operations before income taxes	267	(168)	435	248	(74)	322
Income tax expense	90	(59)	149	69	(23)	92

Earnings from continuing operations	177	(109)	286	179	(51)	230
Earnings from discontinued operations, net of tax	7	7	—	125	125	—

Net earnings	184	(102)	286	304	74	230
Less: Earnings attributable to noncontrolling interests	—	—	—	12	—	12

Net earnings attributable to Motorola Solutions, Inc.	$184	$(102)	$286	$292	$74	$218

Earnings from continuing operations, net of tax	$177	$(109)	$286	$167	$(51)	$218
Earnings from discontinued operations, net of tax	7	7	—	125	125	—

Net earnings	$184	$(102)	$286	$292	$74	$218

Earnings per common share
Basic:
Continuing operations	$0.55	$(0.34)	$0.89	$0.50	$(0.15)	$0.65
Discontinued operations	0.02	0.02	—	0.37	0.37	—

	$0.57	$(0.32)	$0.89	$0.87	$0.22	$0.65

Diluted:
Continuing operations	$0.54	$(0.33)	$0.87	$0.49	$(0.15)	$0.64
Discontinued operations	0.02	0.02	—	0.37	0.37	—

	$0.56	$(0.31)	$0.87	$0.86	$0.22	$0.64

Weighted average common shares outstanding
Basic	323.1	323.1	323.1	335.9	335.9	335.9
Diluted	328.4	328.4	328.4	341.3	341.3	341.3

Percentage of Net Sales*

Net sales	100%		100%	100%		100%
Costs of sales	49.6%		49.2%	50.2%		49.7%

Gross margin	50.4%		50.8%	49.8%		50.3%

Selling, general and administrative expenses	21.7%		20.4%	23.6%		22.7%
Research and development expenditures	11.6%		11.1%	12.4%		11.9%
Other charges	3.0%		0.0%	-0.9%		0.0%
Intangibles amortization	2.2%		0.0%	2.3%		0.0%

Operating earnings	12.0%		19.3%	12.4%		15.8%

Other income (expense):
Interest expense, net	-0.7%		-0.7%	-1.5%		-1.5%
Gain on sales of investments and businesses, net	0.1%		0.1%	0.2%		0.2%
Other	0.2%		0.2%	0.1%		0.1%

Total other income (expense)	-0.4%		-0.4%	-1.1%		-1.1%

Earnings from continuing operations before income taxes	11.6%		18.9%	11.4%		14.7%
Income tax expense	3.9%		6.5%	3.2%		4.2%

Earnings from continuing operations	7.7%		12.4%	8.2%		10.5%
Earnings from discontinued operations, net of tax	0.3%		0.0%	5.7%		0.0%

Net earnings	8.0%		12.4%	13.9%		10.5%
Less: Earnings attributable to noncontrolling interests	0.0%		0.0%	0.5%		0.5%

Net earnings attributable to Motorola Solutions, Inc.	8.0%		12.4%	13.4%		10.0%

*	Percentages may not add up due to rounding

Non-GAAP-2

Motorola Solutions, Inc. and Subsidiaries

Non-GAAP Adjustments Bridge

(In millions, except per share amounts)

	Year Ended December 31, 2011			Year Ended December 31, 2010
	GAAP Results	Non-GAAP Adjustments and Discontinued Operations	Non-GAAP Results	GAAP Results	Non-GAAP Adjustments and Discontinued Operations	Non-GAAP Results
Net sales	$8,203	$—	$8,203	$7,617	$—	$7,617
Costs of sales	4,057	26	4,031	3,805	37	3,768

Gross margin	4,146	(26)	4,172	3,812	(37)	3,849

Selling, general and administrative expenses	1,912	83	1,829	1,874	82	1,792
Research and development expenditures	1,035	65	970	1,037	44	993
Other charges	141	141	—	(53)	(53)	—
Intangibles amortization	200	200	—	203	203	—

Operating earnings	858	(515)	1,373	751	(313)	1,064

Other income (expense):
Interest expense, net	(74)	—	(74)	(129)	—	(129)
Gain on sales of investments and businesses, net	23	—	23	49	31	18
Other	(69)	(81)	12	(7)	—	(7)

Total other income (expense)	(120)	(81)	(39)	(87)	31	(118)

Earnings from continuing operations before income taxes	738	(596)	1,334	664	(282)	946
Income tax expense	(3)	(455)	452	403	97	306

Earnings from continuing operations	741	(141)	882	261	(379)	640
Earnings from discontinued operations, net of tax	411	411	—	389	389	—

Net earnings	1,152	270	882	650	10	640
Less: Earnings (loss) attributable to noncontrolling interests	(6)	—	(6)	17	—	17

Net earnings attributable to Motorola Solutions, Inc.	$1,158	$270	$888	$633	$10	$623

Earnings from continuing operations, net of tax	$747	$(141)	$888	$244	$(379)	$623
Earnings from discontinued operations, net of tax	411	411	—	389	389	—

Net earnings	$1,158	$270	$888	$633	$10	$623

Earnings per common share
Basic:
Continuing operations	$2.24	$(0.42)	$2.66	$0.73	$(1.14)	$1.87
Discontinued operations	1.23	1.23	—	1.17	1.17	—

	$3.47	$0.81	$2.66	$1.90	$0.03	$1.87

Diluted:
Continuing operations	$2.20	$(0.41)	$2.61	$0.72	$(1.12)	$1.84
Discontinued operations	1.21	1.21	—	1.15	1.15	—

	$3.41	$0.80	$2.61	$1.87	$0.03	$1.84

Weighted average common shares outstanding
Basic	333.8	333.8	333.8	333.3	333.3	333.3
Diluted	339.7	339.7	339.7	338.1	338.1	338.1

Percentage of Net Sales*
Net sales	100%		100%	100%		100%
Costs of sales	49.5%		49.1%	50.0%		49.5%

Gross margin	50.5%		50.9%	50.0%		50.5%

Selling, general and administrative expenses	23.3%		22.3%	24.6%		23.5%
Research and development expenditures	12.6%		11.8%	13.6%		13.0%
Other charges	1.7%		0.0%	-0.7%		0.0%
Intangibles amortization	2.4%		0.0%	2.7%		0.0%

Operating earnings	10.5%		16.7%	9.9%		14.0%

Other income (expense):
Interest expense, net	-0.9%		-0.9%	-1.7%		-1.7%
Gain on sales of investments and businesses, net	0.3%		0.3%	0.6%		0.2%
Other	-0.8%		0.1%	-0.1%		-0.1%

Total other income (expense)	-1.5%		-0.5%	-1.1%		-1.5%

Earnings from continuing operations before income taxes	9.0%		16.3%	8.7%		12.4%
Income tax expense	0.0%		5.5%	5.3%		4.0%

Earnings from continuing operations	9.0%		10.8%	3.4%		8.4%
Earnings from discontinued operations, net of tax	5.0%		0.0%	5.1%		0.0%

Net earnings	14.0%		10.8%	8.5%		8.4%
Less: Earnings attributable to noncontrolling interests	-0.1%		-0.1%	0.2%		0.2%

Net earnings attributable to Motorola Solutions, Inc.	14.1%		10.8%	8.3%		8.2%

*	Percentages may not add up due to rounding

Non-GAAP-3

Motorola Solutions, Inc. and Subsidiaries

Operating Earnings after Non-GAAP Adjustments

Q1 2011

		TOTAL	Government	Enterprise
Net sales		$1,834	$1,167	$667
Operating earnings		$169	$99	$70

Above-OE non-GAAP adjustments by P&L statement line:	Statement Line
Reorganization of business charges	Cost of sales	3	3	—
Stock-based compensation expense	Cost of sales	3	2	1
Stock-based compensation expense	SG&A and R&D	36	24	12
Reorganization of business charges	Other charges (income)	5	5	—
Intangibles amortization expense	Intangibles amortization	50	1	49

Less: Total above-OE non-GAAP adjustments		97	35	62

Operating earnings after non-GAAP adjustments		$266	$134	$132

Operating earnings as a percentage of net sales - GAAP		9.2%	8.5%	10.5%
Operating earnings as a percentage of net sales - after non-GAAP adjustments		14.5%	11.5%	19.8%

Q2 2011

		TOTAL	Government	Enterprise
Net sales		$1,984	$1,284	$700
Operating earnings		$159	$105	$54

Above-OE non-GAAP adjustments by P&L statement line:	Statement Line
Stock-based compensation expense	Cost of sales	5	3	2
Stock-based compensation expense	SG&A and R&D	34	23	11
Legal matters, net	Other charges	48	32	16
Reorganization of business charges	Other charges	17	10	7
Pension plan adjustments, net	Other charges	(9)	(6)	(3)
Intangibles amortization expense	Intangibles amortization	50	1	49

Less: Total above-OE non-GAAP adjustments		145	63	82

Operating earnings after non-GAAP adjustments		$304	$168	$136

Earnings (loss) from discontinued operations, net of tax		8.0%	8.2%	7.7%
Operating earnings as a percentage of net sales - after non-GAAP adjustments		15.3%	13.1%	19.4%

Q3 2011

		TOTAL	Government	Enterprise
Net sales		$2,085	$1,360	$725
Operating earnings		$254	$186	$68

Above-OE non-GAAP adjustments by P&L statement line:	Statement Line
Stock-based compensation expense	Cost of sales	6	4	2
Stock-based compensation expense	SG&A and R&D	39	26	13
Reorganization of business charges	Other charges	10	7	3
Intangibles amortization expense	Intangibles amortization	50	1	49

Less: Total above-OE non-GAAP adjustments		105	38	67

Operating earnings after non-GAAP adjustments		$359	$224	$135

Operating earnings as a percentage of net sales - GAAP		12.2%	13.7%	9.4%
Operating earnings as a percentage of net sales - after non-GAAP adjustments		17.2%	16.5%	18.6%

Q4 2011

		TOTAL	Government	Enterprise
Net sales		$2,300	$1,547	$753
Operating earnings		$276	$226	$50

Above-OE non-GAAP adjustments by P&L statement line:	Statement Line
Reorganization of business charges	Cost of sales	$3	$2	$1
Stock-based compensation expense	Cost of sales	6	4	2
Stock-based compensation expense	SG&A and R&D	39	25	14
Legal matters, net	Other charges	40	26	14
Reorganization of business charges	Other charges	20	13	7
Long-term financing receivable reserve	Other charges	10	10	—
Intangibles amortization expense	Intangibles amortization	50	1	49

Less: Total above-OE non-GAAP adjustments		168	81	87

Operating earnings after non-GAAP adjustments		$444	$307	$137

Operating earnings as a percentage of net sales - GAAP		12.0%	14.6%	6.6%
Operating earnings as a percentage of net sales - after non-GAAP adjustments		19.3%	19.8%	18.2%

FY 2011

		TOTAL	Government	Enterprise
Net sales		$8,203	$5,358	$2,845
Operating earnings		$858	$616	$242

Above-OE non-GAAP adjustments by P&L statement line:	Statement Line
Reorganization of business charges	Cost of sales	$6	$5	$1
Stock-based compensation expense	Cost of sales	20	13	7
Stock-based compensation expense	SG&A and R&D	148	98	50
Legal matters, net	Other charges	88	58	30
Reorganization of business charges	Other charges	52	35	17
Pension plan adjustments, net	Other charges	(9)	(6)	(3)
Long-term financing receivable reserve	Other charges	10	10	0
Intangibles amortization expense	Intangibles amortization	200	4	196

Less: Total above-OE non-GAAP adjustments		515	217	298

Operating earnings after non-GAAP adjustments		$1,373	$833	$540

Operating earnings as a percentage of net sales - GAAP		10.5%	11.5%	8.5%
Operating earnings as a percentage of net sales - after non-GAAP adjustments		16.7%	15.5%	19.0%

Non-GAAP-4

Motorola Solutions, Inc. and Subsidiaries

Non-GAAP Adjustments (Intangibles Amortization Expense, Stock-Based Compensation Expense and Highlighted Items)

Q1 2011

Highlighted Items	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Intangibles amortization expense	Intangibles amortization	$50	$18	$32	0.09
Stock-based compensation expense	Cost of sales, SG&A and R&D	39	11	28	0.08
Reorganization of business charges	Cost of sales and Other charges (income)	8	4	4	0.01
Reduction in deferred tax valuation allowance	Income tax benefit	—	244	(244)	(0.71)

Total continuing operations impact		$97	$277	$(180)	$(0.53)

Q2 2011

Highlighted Items	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Debt extinguishment loss	Other income (expense)	$81	$30	$51	0.14
Intangibles amortization expense	Intangibles amortization	50	18	32	0.09
Legal matters, net	Other charges	48	18	30	0.08
Stock-based compensation expense	Cost of sales, SG&A and R&D	39	12	27	0.08
Reorganization of business charges	Other charges	17	4	13	0.04
Pension plan adjustments, net	Other charges	(9)	2	(11)	(0.03)

Total continuing operations impact		$226	$84	$142	$0.40

Q3 2011

Highlighted Items	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Intangibles amortization expense	Intangibles amortization	50	18	32	0.10
Stock-based compensation expense	Cost of sales, SG&A and R&D	45	14	31	0.09
Reorganization of business charges	Other charges	10	3	7	0.02

Total continuing operations impact		$105	$35	$70	$0.21

Q4 2011

Highlighted Items	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Intangibles amortization expense	Intangibles amortization	50	18	32	0.09
Stock-based compensation expense	Cost of sales, SG&A and R&D	45	14	31	0.09
Legal matters, net	Other charges	40	15	25	0.08
Reorganization of business charges	Cost of sales and ‘Other charges	23	7	16	0.05
Long-term financing receivable reserve	Other charges	10	4	6	0.02
Tax expense related to undistributed foreign earnings	Income tax (expense) benefit	—	(17)	17	0.05
Tax benefit from audit settlements and agreements	Income tax (expense) benefit	—	18	(18)	(0.05)

Total continuing operations impact		$168	$59	$109	$0.33

FY 2011

Highlighted Items	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Intangibles amortization expense	Intangibles amortization	200	72	128	0.37
Stock-based compensation expense	Cost of sales, SG&A and R&D	168	51	117	0.34
Legal matters, net	Other charges	88	33	55	0.16
Debt extinguishment loss	Other income (expense)	81	30	51	0.15
Reorganization of business charges	Cost of sales and ‘Other charges	58	18	40	0.12
Long-term financing receivable reserve	Other charges	10	4	6	0.02
Pension plan adjustments, net	Other charges	(9)	2	(11)	(0.03)
Reduction in deferred tax valuation allowance	Income tax benefit	—	244	(244)	(0.72)
Tax expense related to undistributed foreign earnings	Income tax (expense) benefit	—	(17)	17	0.05
Tax benefit from audit settlements and agreements	Income tax (expense) benefit		18	(18)	(0.05)

Total continuing operations impact		$596	$455	$141	$0.41